UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

NutriSystem, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28551

Delaware	23-3012204
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Fort Washington Executive Center

600 Office Center Drive

Fort Washington, PA 19034

(Address of principal executive offices)

215-706-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in the additional proxy materials filed by NutriSystem, Inc. (the “Company”) with the Securities and Exchange Commission on May 23, 2013, the Company and Dawn Zier (the Company’s Chief Executive Officer) entered in the following agreements on May 21, 2013:

•

A corrected non-qualified stock option agreement (the “Corrected Option Agreement”) to reflect the reduction (from 220,038 to 179,757) in the number of shares subject to the stock option granted to Ms. Zier on November 15, 2012. Other than the number of shares, the Corrected Option Agreement is substantially identical to stock option agreement described in and filed with the Company’s Form 8-K dated November 7, 2012 (the “Original Agreement”).

•

A new non-qualified stock option agreement to reflect the grant to Ms. Zier of a stock option with respect to 40,281 shares of common stock of the Company. This new stock option has a grant date of May 21, 2013, an exercise price of $9.07 per share and incorporates the same vesting dates, expiration date and other terms of the Original Agreement.

•

A letter agreement (the “Letter Agreement”) providing for the payment of a special retention bonus of $70,894.56 to Ms. Zier if she remains employed by the Company through November 15, 2014 (the second anniversary of the commencement of her employment), subject to acceleration on the same events and subject to the same conditions as her November 15, 2012 stock option. The Letter Agreement is attached hereto as Exhibit 10.1.

The aforementioned agreements are qualified by reference to the Original Agreement and the Letter Agreement, which are incorporated herein by reference. The additional proxy materials are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated May 21, 2013, between NutriSystem, Inc. and Dawn Zier.

99.1	Additional Proxy Material for Annual Meeting of Stockholders to be held June 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

NUTRISYSTEM, INC.

By:	/s/ Michael P. Monahan
Name:	Michael P. Monahan
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated May 21, 2013, between NutriSystem, Inc. and Dawn Zier.

99.1	Additional Proxy Material for Annual Meeting of Stockholders to be held June 5, 2013.